Exhibit 1.A.(9)(a)(ii)

                             REINSURANCE AGREEMENT

                                  NUMBER 3001

                                    Between

                 The Guardian Insurance & Annuity Company, Inc.
                              Wilmington, Delaware

                                      and

                 The Guardian Life Insurance Company of America
                               New York, New York

                             Reinsurance Agreement
                              Specifications Page

Ceding Company:        The Guardian Insurance & Annuity Company, Inc.

Reinsurer:             The Guardian Life Insurance Company of America

Treaty Number:         3001

Effective Date:        Issues of 9/1/95 or later

Type of Business:      Variable Life, Variable Universal Life and associated
                       riders

Reporting:             Self Administered

Plan of Reinsurance:   Coinsurance/Modified Coinsurance

Limit Per Life:        90% of each policy

Jumbo Limit:           $15,000,000 at most ages.  Refer to Exhibit C.

Minimum Cession:       No minimum

Premium Tax:           Not reimbursed

Recapture:             After 10 policy years.

In the event of any conflict between this Specifications Page and the terms of the Reinsurance Treaty, the terms and conditions of the Treaty shall govern.

REVISION 3 - effective 1/1/98

                               Table of Contents
                               -----------------

Article              Title                                                  Page
-------              -----                                                  ----

I                    Reinsurance Coverage                                   1
II                   Facultative Submissions                                1
III                  Company Data                                           2
IV                   Liability                                              2
V                    Plan of Insurance                                      2
VI                   Minimum Amounts                                        2
VII                  Premiums and Allowances                                3
VIII                 Payments of Premiums                                   3
IX                   Policy Changes, Reductions
                       Terminations                                         3
X                    Reinstatements                                         4
XI                   Changes in Retention and
                       Recapture                                            4
XII                  Settlement of Claims                                   5
XIII                 Premium Tax Credit                                     6
XIV                  Experience Refund                                      6
XV                   Offset                                                 6
XVI                  DAC Tax                                                7
XVII                 Oversights                                             7
XVIII                Insolvency                                             8
XIX                  Assignment of Reinsurance                              8
XX                   Arbitration                                            9
XXI                  Inspection of Records                                  9
XXII                 Parties to the Agreement                               10
XXIII                Agreement                                              10
XXIV                 Duration of Agreement                                  10
XXV                  Execution of Agreement                                 10

Exhibit              Title
-------              -----

A                    Plans Covered under this Agreement
B                    Retention Schedule
C                    Automatic & Jumbo Limits
D                    Allowance Schedule
E                    Modified Coinsurance Reserve Adjustment
F                    Reporting Requirements

This is an agreement between The Guardian Insurance & Annuity Company, Inc., a corporation organized under the laws of the State of Delaware, hereafter referred to as the "ceding company" and The Guardian Life Insurance Company of America, a corporation organized under the laws of the State of New York, hereafter referred to as The Guardian.

Article I: Reinsurance Coverage

The excess of Individual Life Insurance and Waiver of Premium benefits issued directly by the ceding company on plans listed in Exhibit A shall be reinsured with The Guardian.

The ceding company can automatically bind The Guardian under the following conditions:

1.    The ceding company retains its maximum retention as shown in Exhibit B.

2. The total amount of reinsurance ceded on a life by the ceding company to The Guardian is not in excess of the amounts shown in Exhibit C.

3. The amount of life insurance in force plus the amount currently being applied for on that life in all companies does not exceed the jumbo limit set forth in Exhibit C.

4. The substandard mortality rating does not exceed 500% or its equivalent on an extra premium basis.

5.    The risk has not been submitted to another reinsurer facultatively.

6. The life insurance was issued in accordance with the ceding company's normal underwriting rules and practices.

7. The risk is not a replacement or conversion of a policy reinsured facultatively with another reinsurer, unless such reinsurer has released all such covered risk.

If a risk cannot be ceded automatically under the terms of this agreement the ceding company may submit the risk to The Guardian on a facultative basis.

Article II: Facultative Submissions

When the ceding company submits a risk to The Guardian on a facultative basis, copies of the original application, all medical examinations, microscopical reports, inspection reports and all other information the ceding company may have pertaining to the insurability of the risk shall accompany the application. The Guardian shall notify the ceding company of its decision on the risk as soon as possible.

The Guardian shall have no liability on facultative submissions unless the ceding company has accepted The Guardian's reinsurance offer.

Article III: Company Data

The ceding company agrees to keep The Guardian informed of the identity and terms of its policies, riders, and contracts reinsured under this Agreement by furnishing The Guardian with copies of its application forms, policy forms, supplementary agreements, rate books, plan codes, reserve tables and other materials relevant to the coverage reinsured.

Further, the ceding company agrees to furnish The Guardian with all underwriting manuals or criteria, requirements, and retention schedules affecting reinsurance ceded and to keep The Guardian fully informed of all subsequent changes to said material.

Article IV: Liability

When the ceding company is liable under the conditions of a policy or contract, The Guardian's liability shall follow to the extent of the reinsurance effected. In the case of facultative submissions the ceding company must have accepted The Guardian's offer during the lifetime of the insured.

Reinsurance shall be in force and binding on The Guardian as long as (a) the issuance of insurance by the ceding company constituted the doing of business in a jurisdiction in which the ceding company was properly licensed and (b) the reinsurance premiums continued to be paid in accordance with this agreement.

Article V: Plan of Insurance

The reinsurance shall be on a Modified Coinsurance basis in accordance with the provisions of the original forms submitted to The Guardian and issued by the ceding company.

The ceding company shall pay The Guardian monthly premiums net of allowances.

The Guardian shall reimburse the ceding company for its share of surrender, death and disability claims.

A modified coinsurance reserve adjustment shall be computed as specified in Exhibit E.

The ceding company shall take a reserve credit and The Guardian shall hold a mirror reserve for miscellaneous general account reserves for this business. Miscellaneous reserves are reserves not included in the Modified Coinsurance Reserve Adjustment.

Article VI: Minimum Amounts

Amounts of reinsurance less than the minimum cession amount on the Specifications Page shall not be ceded or kept in force under this agreement.

Article VII: Premiums and Allowances

The reinsurance base premium rate shall equal the reinsurance share of the premiums collected on the business covered under this treaty.

The reinsurance premium for the Waiver of Premium benefit shall be the proportionate share of the ceding company's disability premium less the following percentages of premium discount: 75% in the first year and 10% in renewal years.

The allowances for the base plan are described in Exhibit D.

Article VIII: Payment of Premiums

The reinsurance premiums are payable monthly. The first monthly premium is due within 45 days after the end of the month of issue. The renewal monthly premiums are due and payable within 15 days following the end of each month. The ceding company shall submit monthly reports on new business, first year renewals, regular renewals, changes, terminations and reinstatements. These reports should be in substantial accord with the reporting requirements in Exhibit F.

In the event of non-payment of any reinsurance premiums when due, The Guardian's liability shall continue. However, The Guardian shall have the right to terminate reinsurance coverage for in force business, but only after it has given three months notice in writing of its intention to terminate coverage and only if reinsurance premiums remain unpaid. Such termination cannot be made if an Order of Liquidation of the ceding company is in effect.

Any reinsurance which has terminated for nonpayment of premiums may be reinstated within 60 days of the termination date upon payment of all overdue premiums with interest. Interest will be calculated using the 13 week Treasury bill rate reported in the "Money Rates" section of the Wall Street Journal or a comparable publication. The interest rate will be the rate reported on the last working day of the calendar month prior to the date of reinstatement.

However, The Guardian will have no liability in connection with any claim incurred between the date of termination and the date of reinstatement of reinsurance.

Article IX: Policy Changes, Reductions, Terminations

Whenever a change is made in the status, plan, amount or other material feature of the policy issued by the ceding company, The Guardian shall upon notification of the change, provide appropriately adjusted reinsurance coverage.

Conversions will be covered under the reinsurance treaty between the ceding company and The Guardian which provides reinsurance on the policy form issued.

No reduction in policy rating may be made on facultatively reinsured business without the consent of The Guardian.

If the amount of insurance is increased, the increase will be considered as new reinsurance under this Agreement with appropriate underwriting evidence provided.

If the original policy lapses and extended term insurance or reduced paid-up insurance is granted under the terms of the policy, The Guardian shall reinsure the adjusted amount of reinsurance and accept appropriately adjusted reinsurance premiums calculated in the same manner as on the original reinsurance. The Guardian shall not provide coverage for extended term insurance on policies issued at substandard ratings greater than 150% of standard or the equivalent in flat extra premium unless The Guardian specifically agrees in advance to do so.

Upon lapse, death or other termination of a cession, The Guardian shall refund any unearned premiums.

Article X: Reinstatements

If a policy which has lapsed for nonpayment of premium is reinstated in accordance with its terms and with ceding company rules, The Guardian shall, upon notification of policy reinstatement, reinstate the pre-existing reinsurance coverage. Upon reinstatement of the reinsurance coverage, the ceding company shall pay the reinsurance premiums in arrears with interest at the same rate as the ceding company receives under its policy.

Article XI: Changes in Retention and Recapture

Whenever the ceding company changes its limits of retention, it shall promptly inform The Guardian and The Guardian shall update Exhibit B to show the new limits. If the ceding company increases its retention limits, it shall have the option of applying the increase in retention limits to existing reinsurance and reducing the reinsurance in force in accordance with the following rules:

1. The ceding company shall give The Guardian written notice of its intention to apply the new limits of retention to existing business.

2. The reduction in reinsurance shall be made on the next anniversary of each policy affected. However, no reduction shall be made until the reinsurance on the policy has been in force for at least 10 years.

3. All eligible policies shall be recaptured unless there is mutual agreement to the contrary expressed in writing.

4. No reduction shall be made in the reinsurance on any life unless the ceding company retained its maximum retention limit for the plan, age and mortality rating at the time the policy was issued. If any reinsurance is recaptured following a retention increase, all reinsurance which is subject to recapture under these provisions must be similarly recaptured.

5. In determining the new retention for a particular policy, the age and rating at issue should be used. On conversions the issue date of the original policy should be used.

6. If at the time of recapture the risk is an active claim for Waiver of Premium Disability, the Life risk shall still be considered eligible for recapture. However, the Disability reinsurance shall remain in force until such time as the policy is returned to a premium paying status. The Disability risk shall be recaptured upon such return to premium paying status. However, if within two years of said recapture the Waiver of Premium claim is resumed due to an extension of the initial disablement The Guardian shall be liable for payment of its share of premiums waived by the ceding company subject to collection of Disability premiums on The Guardian's share of the risk for the period in which the policy was in a premium paying status.

7. The ceding company shall not be required to recapture a policy if to do so would put the ceding company over its retention.

In the event the ceding company overlooks any reductions or cancellations of reinsurance which should be made on account of an increase in its retention limits, the acceptance by The Guardian of reinsurance premiums after the effective dates of the reductions or cancellations shall not constitute or determine a liability on the part of The Guardian for such reinsurance, and The Guardian shall be liable only for a credit of the premiums so received, without interest.

Article XII: Settlement of Claims

The ceding company shall promptly notify The Guardian of any claim submitted on a policy reinsured under this agreement.

The Guardian's liability to the ceding company for reinsurance benefits shall follow the ceding company's liability for such benefits under the terms of its policies. However, The Guardian shall pay death claims in one lump sum regardless of the mode of settlement provided in the policy. The Guardian may pay disability waiver of premium claims according to the mode of payment used by the ceding company.

The Guardian shall abide the issue as it is settled by the ceding company and shall pay the amount of reinsurance in effect when the ceding company settles with the claimant, including any required interest from date of death to date of payment, subject only to the limitations set forth in paragraphs 1 through 3 following:

1. In every case of loss, copies of proofs obtained by the ceding company shall be taken as sufficient. Unless agreed otherwise, all contestable claims will be routinely investigated. Copies of all proofs of loss, underwriting papers and any investigation shall be furnished to The Guardian upon request.

2. The ceding company shall consult with The Guardian before making an admission of liability on any contestable claim on which the ceding company retains less than its full retention.

3. Any claim may be contested or compromised by the ceding company. The Guardian may choose not to participate in contesting a claim, and if it so chooses, it shall pay the full amount of the reinsurance at once. If The Guardian joins the ceding company in a contest or compromise which results in a reduced claim settlement, then the ceding company and The Guardian shall participate in proportion to their respective liabilities before the reduction. If The Guardian has given written consent to participate in defending or investigating a claim or in taking up or rescinding a policy reinsured under this Agreement, any unusual expenses incurred by the ceding company (aside from routine investigations and other incidental claims settlement expenses) shall be shared in the same proportion.

In the event of an increase or decrease in the amount of the ceding company's insurance on any policy reinsured hereunder because of a misstatement of age or sex or other status which is established after the death of the Insured, the ceding company and The Guardian shall share in the change in amount in proportion to their respective net liabilities prior to the increase or decrease. The death benefit shall be recalculated using premiums at the correct age and sex.

The Guardian shall not participate in punitive or exemplary damages assessed against the ceding company.

Article XIII: Premium Tax Credit

The Guardian shall not reimburse the ceding company for premium taxes on reinsurance premiums paid The Guardian.

Article XIV: Experience Refund

The business reinsured under this contract shall not be eligible for an experience refund.

Article XV: Offset

The ceding company and The Guardian shall have the right to offset any balance due from one party to the other party under this contract. If either party is then under formal insolvency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such proceedings.

Article XVI: DAC Tax

The ceding company and The Guardian hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under
Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1995 and for all subsequent taxable years for which this agreement remains in effect.

1. The term "party" will refer to either the ceding company or The Guardian as appropriate.

2. The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this agreement without regard to the general deductions limitation of Section 848(c)(1).

4. Both parties agree to exchange information pertaining to the amount of net consideration under this agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. The ceding company will submit a schedule to The Guardian by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the ceding company report such net consideration in its tax return for the preceding calendar year.

6. The Guardian may contest such calculation by providing an alternative calculation to the ceding company by June 1. If The Guardian does not so notify the ceding company, the ceding company will report the net consideration as determined by the ceding company in the ceding company's tax return for the previous calendar year.

7. If The Guardian contests the ceding company's calculation of the net considerations, the parties will act in good faith to reach an agreement as to the correct amount by July 1. When the ceding company and The Guardian reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

The Guardian and the ceding company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

Article XVII: Oversights

Error and omissions of an accidental or unintentional nature shall be corrected and both parties shall be restored to the positions they would have occupied had no such errors or omissions occurred.

Article XVIII: Insolvency

In the event of the insolvency of the ceding company, payments due the ceding company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by The Guardian directly to the ceding company or to its liquidator, receiver, or statutory successor on the basis of the liability of the ceding company under the policy or policies reinsured without diminution because of insolvency of the ceding company.

It is understood, however, that in the event of insolvency of the ceding company, The Guardian shall be given written notice of the pendency of a claim against the insolvent ceding company on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, The Guardian may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the ceding company or its liquidator or receiver or statutory successor.

It is further understood that the expense thus incurred by The Guardian shall be chargeable, subject to a court approval, against the insolvent ceding company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding company solely as a result of the defense undertaken by The Guardian. Where two or more assuming reinsurers participate in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the ceding company.

In the event of the insolvency of The Guardian, as determined by the New York State Insurance Department, all reinsurance ceded under this agreement may be immediately recaptured in full by the ceding company without penalty. The Guardian shall remain liable for the payment of any claim which had occurred prior to the date of cancellation whether or not due proof of such claim had actually been received.

Article XIX: Assignment of Reinsurance

If either the ceding company or The Guardian proposes to sell, assumption reinsure or otherwise assist in the transfer of the policies or risks that are reinsured under this Agreement to any third party, it shall require that the third party agree in writing to an assignment of all rights and obligations of the ceding company or The Guardian under this Agreement. Either party may object to any assignment that would result in a material adverse economic impact to that party. If The Guardian objects to an assignment on this basis by the ceding company, the ceding company and The Guardian shall mutually agree on a termination charge which shall be paid by the ceding company to The Guardian. If the ceding company objects to an assignment on this basis by The Guardian, the ceding company may have the option to terminate the reinsurance effective the date of such assignment without a termination charge.

Article XX: Arbitration

In the event of any disputes or differences arising hereafter between the contracting parties with reference to any transaction arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. The following procedures apply:

1. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of life insurance or life reinsurance companies other than the two parties to the Agreement or their affiliates. Each of the contracting companies agrees to appoint one of the arbitrators with the third, the "Umpire", to be chosen by the other arbitrators. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other shall decline, and the Umpire shall be chosen by the President of the American Arbitration Association.

2. The arbitrators shall consider customary and standard practices in the life reinsurance business. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgement may be entered on the decision of the arbitrators by any court having jurisdiction.

3. Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator.

4. Any arbitration instituted pursuant to this Article shall be held in New York, New York and the laws of the State of New York and, to the extent applicable, the Federal Arbitration Act shall govern the interpretation and application of this Agreement.

5.    This Article shall survive termination of this Agreement.

6. Submission of a matter to arbitration shall be condition precedent to any right to seek injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. In any legal proceeding the laws of the State of New York will govern.

Article XXI: Inspection of Records

The Guardian shall have the right at any reasonable time to inspect, at the office of the ceding company, all books and documents relating to any reinsurance under this Agreement.

Article XXII: Parties to the Agreement

This agreement is solely between the ceding company and The Guardian. The acceptance of risks under this Agreement shall create no right or legal relationship between The Guardian and the insured, owner or beneficiary of any insurance policy or contract of the ceding company.

Article XXIII: Agreement

This agreement shall constitute the entire agreement between the parties with respect to reinsuring business under this agreement. There are no understandings between the parties other than those expressed in the agreement.

Any change or modification to the agreement shall be made by amendment to the agreement and signed by both parties.

Article XXIV: Duration of Agreement

This agreement shall have the effective date shown on the Specifications Page and shall be unlimited in duration. It may be terminated at any time, insofar as it pertains to the handling of subsequent new business, by either party giving three months notice of termination in writing. The Guardian shall continue to accept new business during the three month period and shall continue to be liable on all in force reinsurance granted under this agreement until the termination or expiry of the insurance reinsured.

Article XXV: Execution of Agreement

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in duplicate on the dates shown below.


THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By    /s/ [ILLEGIBLE]                       By    /s/ Frank L. Pepe

Title Vice President & Actuary              Title VP & Controller

Date  12/18/95                              Date  12/18/95


THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By    /s/ Tom Baker                         By    /s/ Frank Sorrentino

Title Vice President & Life Actuary         Title Senior Vice President, Life
                                                  Insurance

Date  12/14/95                              Date  12/14/95

                                   EXHIBIT A

                       PLANS COVERED UNDER THIS AGREEMENT

Plan Name                             Description
---------                             -----------

Park Avenue Life                      Variable Life, associated Yearly Renewable
                                      Term, Waiver of Premium and Accidental
                                      Death Benefit

Park Avenue Variable Universal Life   Variable Universal Life and associated
                                      riders


REVISION 3 - effective 1/1/98

                                   EXHIBIT B

                 CEDING COMPANY'S SCHEDULE OF RETENTION LIMITS
            FOR PRODUCTS ISSUED BY THE SPECIALTY LIFE BUSINESS UNIT
                           EFFECTIVE: January 1, 1997

1. Life

      10% of each policy up to a per life maximum of $500,000.

2. Disability Waiver of Premium and Payor Benefits:

      Same as Life

3. Accidental Death Benefits:

      10% of each policy with an all company participation limit of $500,000.


Note: Reinsurance amounts in excess of 90% will be covered under Agreement 3002 between the ceding company and The Guardian.

REVISION 2 - effective 1/1/97

                                   EXHIBIT C

                           AUTOMATIC AND JUMBO LIMITS

               AUTOMATIC LIMITS ON BUSINESS CEDED TO THE GUARDIAN

1. Life:

      90% of each policy up to the following maximums.

      On non-aviation risks:

      Ages                Preferred - Class 4              Class 5 - 16
      ----                -------------------              ------------
      0 - 15                  $ 9,000,000                   $4,500,000
      16 - 70                  13,500,000                    8,500,000
      71 - 75                   9,000,000                    2,500,000
      Over 75                   2,500,000                    2~500,000

      On aviation risks: The lower of $7,500,000 or the limit for non-aviation risks.

2. Disability Waiver of Premium and Payor Benefits:

      90% of each policy up to a maximum of $3,000,000.

3. Accidental Death Benefits:

      90% of each policy up to a maximum of $500,000 in all companies.

                                  JUMBO LIMITS

The ceding company shall not cede automatically to The Guardian any risk on an individual life if the all company amount of Life Insurance in force plus the amount applied for exceeds the following:

      Ages                Preferred - Class 4              Class 5 - 16
      ----                -------------------              ------------
      0-15                    $10,000,000                  $ 5,000,000
      16-70                    15,000,000                   10,000,000
      71-75                    10,000,000                    2,750,000
      Over 75                   2,750,000                    2,750,000

REVISION 2 - effective 1/1/97

                                   EXHIBIT D

                               ALLOWANCE SCHEDULE

                [Information has been redacted as confidential]

                                   EXHIBIT E

                    MODIFIED COINSURANCE RESERVE ADJUSTMENT

The ceding company shall establish and maintain life reserves on the policies reinsured under this agreement. The Guardian shall share in these reserves by means of a modified coinsurance reserve adjustment (MRA).

The Annual MRA shall be computed by deducting (a) the reserves on December 31st of the preceding calendar year on the portions of the policies reinsured under the terms of this contract, with one year's interest as defined below from (b) the reserves on December 31st of the current calendar year on the portions of the policies reinsured on that date.

Reserves in the mean reserve adjustment refer to the general account and separate account fund balances.

The interest in the MRA calculation is defined as the investment earnings credited to the funds.

The monthly MRA shall be estimated.

REVISION 1 - effective 9/30/96

                                   EXHIBIT F

                             REPORTING REQUIREMENTS

                                  EXHIBIT F - 1

        Ceding Company: The Guardian Insurance and Annuity Company, Inc.
            Reinsurer: The Guardian Life Insurance Company of America

                             Summary Monthly Report

                            For ______________, 19__

First Year Life Premiums                                       _________________
      Scheduled            ____________
      Unscheduled          ____________
      General Account      ____________

First Year Disability Premiums                                 +________________

First Year Accidental Death Benefit Premiums                   +________________

Renewal Life Premiums                                          +________________
      Scheduled            ____________
      Unscheduled          ____________
      General Account      ____________

Renewal Disability Premiums                                    +________________

Renewal Accidental Death Benefit Premiums                      +________________

First Year Allowances                                          -________________

Renewal Allowances                                             -________________

Cash Value Payments                                            -________________

Death Claims Payments                                          -________________

Interest on Death Claims                                       -________________

Claim Expense Reimbursements                                   -________________

Disability Claim Payments                                      -________________

Mean Reserve Adjustment                                         ________________
      Reserve interest     +____________
      Reserve increase     -____________

Total Amount due The Guardian or (ceding company)               ________________

REVISION 2 - effective 1/1/97

                                 EXHIBIT F - 2

        Ceding Company: The Guardian Insurance and Annuity Company, Inc.
            Reinsurer: The Guardian Life Insurance Company of America
                    Policy Exhibit for ________________, 19__

---------------------------------Current Period---------------------------------

                                           Number                Amount
                                        of Policies          of Reinsurance
                                        -----------          --------------

In-force Beg. of Period
Paid For
Revivals
Other Increases
      Total Increases

Deaths
Recaptures
Expiries
Surrenders
Lapses
Conversions
Other Decreases
      Total Decreases

In-Force End of Period

----------------------------------Year-to-Date----------------------------------

                                           Number                Amount
                                        of Policies          of Reinsurance
                                        -----------          --------------

In-force Beg. of Year
Paid For
Revivals
Other Increases
      Total Increases

Deaths
Recaptures
Expiries
Surrenders
Lapses
Conversions
Other Decreases
      Total Decreases

In-Force End of Year

                                  EXHIBIT F - 3

        Ceding Company: The Guardian Insurance and Annuity Company, Inc.
            Reinsurer: The Guardian Life Insurance Company of America

                Quarterly Reserve Report for Reserve Credit Taken
                       Reserves as of ______________, 19__

I. Statutory Reserves

Coverage               Reserve Basis           Reinsurance Amount    Reserve
--------               -------------           ------------------    -------

Life                   _________________       _________________     ___________
(Show table and        _________________       _________________     ___________
 flat extra            _________________       _________________     ___________
 separately)           _________________       _________________     ___________
Life Subtotal                                  _________________     ___________

Waiver of Premium      _________________       _________________     ___________
                       _________________       _________________     ___________
W/P Subtotal                                   _________________     ___________

Accidental Death       _________________       _________________     ___________
                       _________________       _________________     ___________
                                               _________________     ___________

ADB Subtotal                                   _________________     ___________

Miscellaneous                                                        ___________
(by type: Pre                                                        ___________
and Post Term                                                        ___________
Conversion, etc.)                                                    ___________

Grand Total                                                          ___________

II. Tax Reserves

Coverage               Reserve Basis           Reinsurance Amount    Reserve
--------               -------------           ------------------    -------

Life                   _________________       _________________     ___________
(mortality table       _________________       _________________     ___________
extras only)           _________________       _________________     ___________
Life Total                                                           ___________

REVISION 2 - effective 1/1/97

                                 GIAC/GUARDIAN

Treaty 3001 (Park Avenue Life/Park Avenue Variable Universal Life) Modified Coinsurance Treaty -effective 9/l/95

Revision 1 - Modifies the Exhibit E Mean Reserve Adjustment effective 9/30/96.

Revision 2 - Adds Accidental Death Benefit to the plans covered effective
             1/1/97.

Revision 3 - Adds Park Avenue Variable Universal Life to the plans covered effective l/l/98.

Revision 4 - Modifies the allowance schedule effective 9/l/95.

Revision 5 - Modifies the allowance schedule for the S/VUL millennium series effective 7/1/00.

Revision 6 - Modifies the allowance schedule for Millennium Park Avenue Life effective 1/1/01.

             Automatic Reinsurance Agreement dated September 1, 1995

                                     between

                 The Guardian Insurance & Annuity company, Inc.

                              Wilmington, Delaware

                                       and

                 The Guardian life Insurance Company of America
                               New York, New York

Revision 1

Revision 1 modifies the Exhibit E Modified Mean Reserve Adjustment in Treaty 3001 effective September 30, 1996.

The Specification Page has been revised to reflect this change.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Tom Baker                          By: /s/ Frank Sorrentino

Title: Vice President & Life Actuary       Title: Senior Vice President, Life
                                                  Insurance

Date: December 5, 1996


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Frank L. Pepe

Title: Vice President & Actuary            Title: Vice President & Controller

Date: December [ILLEGIBLE], 1996

                             Reinsurance Agreement
                              Specifications Page

Ceding Company:             The Guardian Insurance & Annuity Company, Inc.

Reinsurer:                  The Guardian Life Insurance Company of America

Treaty Number:              3001

Effective Date:             Issues of 9/l/95 or later

Type of Business:           Variable Life and Associated Waiver of Premium
                            and Term riders

Reporting:                  Self Administered

Plan of Reinsurance:        Coinsurance/Modified Coinsurance

Limit Per Life:             90% of each policy

Jumbo Limit:                $15,000,000 at most ages. Refer to Exhibit C.

Minimum Cession:            No minimum

Premium Tax:                Not reimbursed

Recapture:                  After 10 policy years.

In the event of any conflict between this Specifications Page and the terms of the Reinsurance Treaty, the terms and conditions of the Treaty shall govern.

REVISION 1 - effective 9/30/96

             Automatic Reinsurance Agreement dated September 1, 1995

                                     between

                 The Guardian Insurance & Annuity Company, Inc.

                              Wilmington, Delaware

                                       and

                 The Guardian life Insurance Company of America

                               New York, New York

Revision 2

Revision 2 adds Accidental Death Benefit to this treaty effective January 1, 1997. This revision affects accidental death benefit on all policies reinsured under this treaty.

Article VII is amended to include the following: The reinsurance premium for Accidental Death Benefit shall be the proportionate share of the ceding company's premium less the following percentages of premium discount: 75% in the first year and 10% in renewal years.

The Specification Page, Exhibit A, Exhibit B, Exhibit C, Exhibit F-1 and Exhibit F-3 have been revised to reflect this change.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Tom Baker                          By: /s/ Frank Sorrentino

Title: Vice President & Life Actuary       Title: Senior Vice President, Life
                                                  Insurance

Date: 4/21/1997


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Frank L. Pepe

Title: Vice President & Actuary            Title: Vice President & Controller

Date: April 23, 1996

                             Reinsurance Agreement
                              Specifications Page

Ceding Company:             The Guardian Insurance & Annuity Company, Inc.

Reinsurer:                  The Guardian Life Insurance Company of America

Treaty Number:              3001

Effective Date:             Issues of 9/l/95 or later

Type of Business:           Variable Life and Associated Waiver of Premium,
                            Accidental Death Benefit and Term riders

Reporting:                  Self Administered

Plan of Reinsurance:        Coinsurance/Modified Coinsurance

Limit Per Life:             90% of each policy

Jumbo Limit:                $15,000,000 at most ages. Refer to Exhibit C.

Minimum Cession:            No minimum

Premium Tax:                Not reimbursed

Recapture:                  After 10 policy years.

In the event of any conflict between this Specifications Page and the terms of the Reinsurance Treaty, the terms and conditions of the Treaty shall govern.

REVISION 2 - effective 1/1/97

                                   EXHIBIT A

                       PLANS COVERED UNDER THIS AGREEMENT

Plan Name                          Description
---------                          -----------

Park Avenue Life                   Variable Life and associated
                                   Yearly Renewable Term,
                                   Waiver of Premium and
                                   Accidental Death Benefit

REVISION 2 - effective 1/1/97

           Automatic Reinsurance Treaty 3001 dated September 1, 1995

                                    between

                 The Guardian Insurance & Annuity company, Inc.
                              Wilmington, Delaware

                                      and

                 The Guardian life Insurance Company of America
                               New York, New York

Revision 3

Revision 3 adds Park Avenue Variable Universal Life to Exhibit A effective January 1, 1998.

The allowances will be 67% for first year premiums, 6% for excess payments and 16.7% for renewal premiums.

Article VII is amended to include the following: The reinsurance premium for Variable Universal Life shall be the proportionate share of the ceding company's premium for all benefits including waiver and accidental death.

The Specification Page and Exhibit A have been revised to reflect this change.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Tom Baker                          By: /s/ [ILLEGIBLE]

Title: Vice President & Life Actuary       Title: Senior Vice President,
                                                  Individual Marketing & Group
                                                  Pensions

Date: December 16, 1998


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Thomas Hickey, Jr.

Title: VP & Actuary                        Title: Vice President

Date: December 22, 1998

           Automatic Reinsurance Treaty 3001 dated September 1, 1995

                                    between

                 The Guardian Insurance & Annuity company, Inc.
                              Wilmington, Delaware

                                      and

                 The Guardian life Insurance Company of America
                               New York, New York

Revision 4

Revision 4 modifies the allowance schedule (Exhibit D) effective September 1,
1995

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Tom Baker                          By: /s/ [ILLEGIBLE]

Title: Vice President & Life Actuary       Title: Senior Vice President,
                                                  Individual Marketing & Group
                                                  Pensions

Date: December 16, 1998


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Thomas Hickey, Jr.

Title: VP & Actuaries                      Title: Vice President

Date: December 22, 1998

                                   EXHIBIT D

                               ALLOWANCE SCHEDULE

                [Information has been redacted as confidential.]

           Automatic Reinsurance Treaty 3001 dated September 1, 1995

                                    between

                 The Guardian Insurance & Annuity Company, Inc.
                              Wilmington, Delaware

                                      and

                 The Guardian life Insurance Company of America
                               New York, New York

Revision 5

Revision 5 modifies the allowance schedule (Exhibit D) effective July 1, 2000.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Mary Lenney                        By: /s/ Bruce Lovett

Title: Assistant Vice President,           Title: Senior Vice President and
       Life Actuarial Financials                  Actuary

Date: October 24, 2000


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Frank L. Pepe

Title: Second Vice President &             Title: Vice President, Equity
       Actuary, Equity Products                   Financial Management & Control

Date: October 24, 2000

                                   EXHIBIT D

                               ALLOWANCE SCHEDULE

                [Information has been redacted as confidential.]

           Automatic Reinsurance Treaty 3001 dated September 1, 1995

                                    between

                 The Guardian Insurance & Annuity company, Inc.
                              Wilmington, Delaware

                                      and

                 The Guardian life Insurance Company of America
                               New York, New York

Revision 6

Revision 6 modifies the allowance schedule (Exhibit D) effective January 1,
2001.

All provisions not amended remain unchanged.

In witness whereof, both parties have executed this Amendment in duplicate as follows:


                 The Guardian Life Insurance Company of America

By: /s/ Mary Lenney                        By: /s/ Bruce Lovett

Title: Assistant Vice President,           Title: Senior Vice President and
       Life Actuarial Financials                  Actuary

Date: February 12, 2001


                 The Guardian Insurance & Annuity Company, Inc.

By: /s/ Charles G. Fisher                  By: /s/ Frank L. Pepe

Title: Second Vice President &             Title: Vice President, Equity
       Actuary, Equity Products                   Financial Management & Control

Date: February 12, 2001

                             Reinsurance Agreement
                              Specifications Page

Ceding Company:                  The Guardian Insurance & Annuity Company, Inc.

Reinsurer:                       The Guardian Life Insurance Company of America

Treaty Number:                   3001

Effective Date:                  Issues of 9/l/95 or later

Type of Business:                Variable Life and Associated Waiver of Premium
                                 and Term riders

Reporting:                       Self Administered

Plan of Reinsurance:             Modified Coinsurance

Limit Per Life:                  90% of each policy

Jumbo Limit:                     $15,000,000 at most ages. Refer to Exhibit C.

Minimum Cession:                 No minimum

Premium Tax:                     Not reimbursed

Recapture:                       After 10 policy years.

In the event of any conflict between this Specifications Page and the terms of the Reinsurance Treaty, the terms and conditions of the Treaty shall govern.

                                   EXHIBIT A

                       PLANS COVERED UNDER THIS AGREEMENT

Plan Name                            Description
---------                            -----------

Park Avenue Life                     Variable Life and associated
                                     Yearly Renewable Term and
                                     Waiver of Premium riders

                                   EXHIBIT B

                 CEDING COMPANY'S SCHEDULE OF RETENTION LIMITS
            FOR PRODUCTS ISSUED BY THE SPECIALTY LIFE BUSINESS UNIT
                          EFFECTIVE: September 1, 1995

1. Life: 10% of each policy up to a per life maximum based on the following schedule.

           Maximum Amount of                    Insurance in Force
        Life Insurance Retained                  End of Prior Year
        -----------------------                  -----------------

               $400,000                   $3,000,000,000 - 3,999,999,999
                450,000                    4,000,000,000 - 4,999,999,999
                500,000                      5,000,000,000 and greater

2. Disability Waiver of Premium and Payor Benefits:

      Same as Life

3. Accidental Death Benefits:

      $200,000

Note: Reinsurance amounts in excess of 90% will be covered under Agreement 3002 between the ceding company and The Guardian.

                                   EXHIBIT C

                           AUTOMATIC AND JUMBO LIMITS

               AUTOMATIC LIMITS ON BUSINESS CEDED TO THE GUARDIAN

1. Life:

      90% of each policy up to the following maximums.

      On non-aviation risks:

      Ages                    Preferred-Class 4           Class 5 - 16
      ----                    -----------------           ------------

      0 - 15                     $ 9,000,000               $4,500,000
      16 - 70                     13,500,000                8,500,000
      71 - 75                      9,000,000                2,500,000
      Over 75                      2,500,000                2,500,000

On aviation risks: The lower of $7,500,000 or the limit for non-aviation risks.

2. Disability Waiver of Premium and Payor Benefits:

      90% of each policy up to a maximum of $3,000,000.

3. Accidental Death Benefits:

      None

                                  JUMBO LIMITS

The ceding company shall not cede automatically to The Guardian any risk on an individual life if the all company amount of Life Insurance in force plus the amount applied for exceeds the following:

      Ages                    Preferred-Class 4           Class 5 - 16
      ----                    -----------------           ------------
      0-15                       $10,000,000               $ 5,000,000
      16-70                       15,000,000                10,000,000
      71-75                       10,000,000                 2,750,000
      Over 75                      2,750,000                 2,750,000

                                   EXHIBIT D

                               ALLOWANCE SCHEDULE

                [Information has been redacted as confidential]

                                   EXHIBIT E

                    MODIFIED COINSURANCE RESERVE ADJUSTMENT

The ceding company shall establish and maintain life reserves on the policies reinsured under this agreement. The Guardian shall share in these reserves by means of a modified coinsurance reserve adjustment (MRA).

The Annual MRA shall be computed by deducting (a) the reserves on December 31st of the preceding calendar year on the portions of the policies reinsured under the terms of this contract, with one year's interest as defined below from (b) the reserves on December 31st of the current calendar year on the portions of the policies reinsured on that date.

Reserves refer to statutory reserves held in the Life Insurance sections of the general account and separate account reserve exhibits.

The interest in the MRA calculation is defined as follows: for variable coverages the interest shall equal the investment earnings credited to the policies; for fixed coverages the interest rate shall be the general account rate allocated to the non-variable coverages. (The investment risk on the non-variable coverages is insignificant. These coverages include a yearly renewable term rider, extended term insurance and non-participating fixed reduced paid up insurance resulting from the variable coverage.)

The monthly MRA shall be estimated.

                                  EXHIBIT F -1

        Ceding Company: The Guardian Insurance and Annuity Company, Inc.
           Reinsurer: The Guardian Life Insurance Company of America

                             Summary Monthly Report
                           For ________________, 19__

First Year Life Premiums                                       _________________
      Scheduled            ____________
      Unscheduled          ____________
      General Account      ____________

First Year Disability Premiums                                 +________________

Renewal Life Premiums                                          +________________
      Scheduled            ____________
      Unscheduled          ____________
      General Account      ____________

Renewal Disability Premiums                                    +________________

First Year Allowances                                          -________________

Renewal Allowances                                             -________________

Cash Value Payments                                            -________________

Death Claims Payments                                          -________________

Interest on Death Claims                                       -________________

Claim Expense Reimbursements                                   -________________

Disability Claim Payments                                      -________________

Mean Reserve Adjustment                                         ________________
      Reserve interest     +____________
      Reserve increase     -____________

Total Amount due The Guardian or (ceding company)               ________________

                                 EXHIBIT F - 3

        Ceding Company: The Guardian Insurance and Annuity Company, Inc.
           Reinsurer: The Guardian Life Insurance Company of America

               Quarterly Reserve Report for Reserve Credit Taken
                       Reserves as of ______________, 19__

I. Statutory Reserves

Coverage               Reserve Basis           Reinsurance Amount    Reserve
--------               -------------           ------------------    -------

Life                   _________________       _________________     ___________
(Show table and        _________________       _________________     ___________
 flat extra            _________________       _________________     ___________
 separately)           _________________       _________________     ___________
Life Subtotal                                  _________________     ___________

Waiver of Premium      _________________       _________________     ___________
                       _________________       _________________     ___________
                       _________________       _________________     ___________
W/P Subtotal                                   _________________     ___________

Miscellaneous                                                        ___________
(by type: Pre                                                        ___________
and Post Term                                                        ___________
Conversion, etc.)                                                    ___________

Grand Total                                                          ___________

II. Tax Reserves

Coverage               Reserve Basis           Reinsurance Amount    Reserve
--------               -------------           ------------------    -------

Life                   _________________       _________________     ___________
(mortality table       _________________       _________________     ___________
extras only)           _________________       _________________     ___________
                       _________________       _________________     ___________
Life Total                                                           ___________